Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Diversified Currency Opportunities Fund f/k/a
Nuveen Multi-Currency Short-Term Government Income Fund

811-22018



The annual meeting of shareholders was held in the offices of Nuveen Investments on October 31, 2014; at this meeting the shareholders were asked to vote to approve an agreement and plan of merger, to approve a new investment management agreement, to approve a new sub-advisory agreement and to elect Board Members.


The results of the shareholder votes are as follows:

<c> Common shares
To approve an Agreement and Plan of
Merger


   For
         24,098,490
   Against
              484,539
   Abstain
              322,438
   Broker Non-Votes
           4,855,217
      Total
         29,760,684




To approve a new investment
management agreement between the
Fund and Nuveen Fund Advisors, LLC.


   For
         22,486,674
   Against
              457,603
   Abstain
           1,961,190
   Broker Non-Votes
           4,855,217
      Total
         29,760,684


To approve a new sub-advisory
agreement between Nuveen Fund
Advisors, LLC and Nuveen Asset
Management, LLC.


   For
         22,452,683
   Against
              462,431
   Abstain
           1,990,353
   Broker Non-Votes
           4,855,217
      Total
         29,760,684


Proxy materials are herein incorporated by reference to the SEC filing under Conformed Submission
Type N-14 8C, accession number 0001193125-14-
338135, on September 10, 2014.